Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-148138) on Form S-3 (Amendment No. 1) of Basin Water, Inc. of our report dated March 29, 2007, relating to our audit of the financial statements and the financial statement schedule, which appears in the Annual Report on Form 10-K of Basin Water, Inc. for the year ended December 31, 2006.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Irvine, California

December 17, 2007